Exhibit 10.14

AGREEMENT OF LEASE

Premises:	3051 Creekside Parkway Obetz, Ohio 43137

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24.	Estoppel Certificates	33

25.	Rules and Regulations	33

26.	Tenant’s Taxes	33

27.	Miscellaneous	34

EXHIBITS

A—Site Plan

B—Plans and Specifications; Improvements

C—Fair Market Rent Determination

SCHEDULES

1—Subordination, Non-Disturbance and Attornment Agreement

2—Construction Schedule

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AGREEMENT OF LEASE

AGREEMENT OF LEASE (the “Lease”) made as of the              day of November, 2011 (“Date of Lease”) between KTR OHIO LLC, a Delaware limited liability company (the “Landlord”), and ZULILY, Inc., a Delaware corporation (the “Tenant”).

Landlord and Tenant agree as follows:

1. Reference Data and Definitions. The following sets forth some of the basic lease information and definitions used in this Lease:

1.1 “Additional Rent” shall mean Real Estate Taxes, Operating Expenses and all other sums (exclusive of Base Rent) payable by Tenant to Landlord under this Lease.

1.2 “Base Rent” shall mean the annual Base Rent payable by Tenant to Landlord from and after the Commencement Date. The Base Rent payable by Tenant to Landlord shall be in the amounts set forth below for the periods set forth below:

Period	Annual Base Rent	Monthly Installment of Annual Base Rent

Months 1 – 5	$0.00	$0.00

Months 6 – 12	N/A	$107,547.71

Months 13 – 24	$1,843,675.00	$153,639.58

Months 25 – 36	$2,101,789.50	$175,149.13

Months 37 – 48	$2,164,843.19	$180,403.60

Months 49 – 60	$2,229,788.48	$185,815.71

Months 61 – 65	N/A	$191,390.18

1.3 “Broker” shall mean CB Richard Ellis.

1.4 “Building” shall mean the approximately 737,471 square foot building located at 3051 Creekside Parkway, Obetz, Ohio.

1.5 “Commencement Date” shall mean the later to occur of (i) January 1, 2012, or (ii) the Existing Tenant Surrender Date, subject to the terms of Section 4.1 and 4.2 of this Lease.

1.6 “Concession Costs” shall mean leasing commissions, legal expenses, and all other costs such as construction allowances, rent concessions, moving expenses, incurred in leasing, subleasing or assigning a lease or this Lease.

1.7 “Controllable Operating Expenses” shall mean the Operating Expenses described in Sections 6.1(b) (other than snow removal costs which shall not constitute a Controllable Operating Expense), 6.1(c), 6.1(f), 6.1(i) and 6.1(k).

1.8 “Early Access Date” shall mean the later to occur of (i) December 15, 2011 or (ii) the Existing Tenant Surrender Date; provided, however, that there shall be no Early Access Date in the event the Existing Tenant Surrender Date occurs from and after January 1, 2012. Temporary contingent space will be made available to Tenant by December 1, 2011 pursuant to the terms of a certain Occupancy License Agreement by and between Landlord, as licensor, and Tenant, as licensee.

1.9 “Excess Assignment Consideration” shall mean an amount, if any, equal to: (A) the consideration whenever paid by any assignee for the assignment, less (B) Concession Costs, reasonably incurred by Tenant in connection with such assignment.

1.10 “Excess Sublease Rent” shall mean an amount, if any, equal to: (A) (i) all rent or other consideration paid to Tenant by any subtenant, for and during each month less (ii) the portion of Tenant’s Concession Costs reasonably incurred by Tenant in connection with such subletting and allocable to such month, less (B) (i) the monthly installment of Base Rent for such month plus (ii) such other rent or consideration attributable to such month, which would otherwise be required to be paid by Tenant to Landlord. In determining the amount of Excess Sublease Rent with respect to a sublease for less than all of the Premises, the amount of the monthly installment of Base Rent to be deducted pursuant to clause (B)(i) of this Section 1.10 shall be determined by multiplying the then applicable square foot rate of the monthly installment of Base Rent by the area of the portion of the Premises which has been sublet.

1.11 “Existing Tenant” shall mean Mars Petcare US, LLC.

1.12 “Existing Tenant Surrender Date” shall mean the date upon which the Existing Tenant vacates the Premises and surrenders possession of the Premises to Landlord.

1.13 “Improvements” shall mean the build-out work to be constructed by Landlord as described on Exhibit B.

1.14 “Initial Space” shall mean the approximately 300,000 square foot area within the Building labeled as              on the Site Plan.

1.15 “Landlord” shall mean the Landlord named on page 1 of this Lease or any subsequent owner of such Landlord’s interest in the Premises.

1.16 “Landlord’s Address”:

c/o KTR Property Trust I

5 Tower Bridge

300 Barr Harbor Drive, Suite 150

Conshohocken, PA 19428

Attn: Stephen J. Butte

1.17 “Lease Interest Rate” shall mean the lesser of (A) 300 basis points in excess of the Prime Rate in effect from time to time or (B) the maximum amount or rate that lawfully may be charged in the circumstances, if such a maximum exists.

1.18 “Lease Taxes” shall mean any tax, assessment, levy or other charge (other than any income, franchise, state or inheritance tax) by any federal, state or local law now or hereafter imposed directly or indirectly upon Landlord with respect to this Lease or the value thereof, or upon Tenant’s use or occupancy of the Premises, or upon the Base Rent, Additional Rent or any other sums payable under this Lease or upon this transaction.

1.19 “Net Improvement Allowance” shall mean, from time to time, the result of the Tenant Improvement Allowance less all amounts paid by Landlord on account of Tenant Work Costs.

1.20 “Operating Expenses” shall have the meaning set forth in Section 6.1.

1.21 “Permitted Use” shall mean warehousing and order fulfillment and shipping, photography and ancillary office uses.

1.22 “Premises” shall mean the Building together with the parcel of land and all appurtenances thereto on which the Building is located as depicted on the Site Plan, together with all other improvements which may hereafter be constructed on such parcel of land.

1.23 “Prime Rate” shall mean the rate of interest announced from time to time by Wells Fargo Bank, N.A. or its successor as its prime rate or, if such rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant.

1.24 “Real Estate Taxes” shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than Lease Taxes) assessed or imposed upon the Premises, if any. If, due to a future change in the method of taxation, any tax shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition to or increase in any tax which would otherwise be included within the definition of Real Estate Taxes, then such other tax shall be deemed to be included within Real Estate Taxes. Real Estate Taxes shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, documentary or mortgage transfer or stamp taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building).

1.25 “Rent” shall mean Additional Rent and Base Rent, collectively.

1.26 “Security Deposit” shall mean the sum of $600,000 to be posted in the form of the L/C as more particularly described in Section 5.3 below, which amount shall be subject to reduction pursuant to the terms of Section 5.3 below.

1.27 “Site Plan” shall mean the site plan depicting the Premises annexed to this Lease as Exhibit A.

1.28 “Substantial Completion” and “Substantially Complete” shall mean, with respect to the Premises, the date when (i) the construction of the Improvements is substantially completed, excepting only “punch list items” (as that term is commonly used in the construction industry) that will not materially interfere with completion of Tenant Work and/or Tenant’s use of the Premises; and (ii) a temporary or permanent certificate of occupancy has been issued for the Premises provided that such temporary or permanent certificate of occupancy shall not be a condition of Substantial Completion if either the progress with any Tenant Work or Tenant’s failure to obtain any permits, approvals or licenses necessary for its specific use of the Premises prevents or delays its issuance.

1.29 “Tenant” shall mean the Tenant named on page 1 of this Lease and such person’s permitted successors and assigns, subject to the provisions of this Lease.

1.30 “Tenant’s Address” shall mean:

2200 First AVE South

4th Floor

Seattle, WA 98134

1.31 “Tenant Delays” shall mean delays in the design, construction or Substantial Completion of the Improvements by or on behalf of Landlord to the extent caused or contributed by Tenant or its agents, employees, representatives, contractors, subcontractors, consultants or invitees.

1.32 “Tenant Improvement Allowance” shall mean the tenant improvement allowance of $955,500.00 to be provided by Landlord to Tenant with respect to the design, development, construction and completion of the Tenant Work.

1.33 “Tenant Work” shall mean any build out, fixturing and space preparation of any portion of the Premises to be performed by Tenant.

1.34 “Tenant Work Costs” shall mean any and all reasonable, third party costs and expenses paid or incurred by Tenant to perform Tenant Work.

1.35 “Term” shall mean the sixty-five (65) month period commencing on the Commencement Date and terminating on the last day of the calendar month in which the sixty-five (65) month anniversary of the day immediately preceding the Commencement Date occurs, which is presently projected to be the period commencing on January 1, 2012 and expiring on May 31, 2017.

2. Demise of Premises. Subject to the terms of this Lease, and from and after the Commencement Date, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3. Possession.

3.1 Improvement Work. Landlord shall, at Landlord’s sole cost and expense (except as otherwise provided herein), furnish all of the design, material, labor and equipment required to construct the Improvements as described on Exhibit B attached hereto. Landlord shall construct the Improvements in a good and workmanlike manner, and in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations and orders relating to construction of the Improvements (but not matters arising because of Tenant Work or specific to the particular business Tenant seeks to engage in the Premises). Landlord shall diligently proceed with the construction of the Improvements and use good faith efforts to Substantially Complete the Improvements to the Premises in accordance with the schedule attached as Schedule 2 hereto (“Construction Schedule”); provided, however, if Landlord fails to so Substantially Complete the Improvements in accordance with the Construction Schedule, then (a) the validity of this Lease and the obligations of Tenant under this Lease shall not be affected, and (b) Tenant shall have no claim against Landlord (and Landlord shall have no liability) hereunder, at law or in equity, arising from Landlord’s failure to Substantially Complete the Improvements in accordance with the Construction Schedule. In the event the Improvements are not Substantially Completed within the timeframe for Substantial Completion set forth in the Construction Schedule, Landlord shall continue to use reasonable efforts to cause the Improvements to be Substantially Completed promptly thereafter. Tenant shall reasonably cooperate with Landlord to permit Landlord to complete the Improvements. In the event any accrued Tenant Delays cause Landlord to pay or incur costs or expenses in connection with the design, construction and Substantial Completion of the Improvements in excess of the costs or expenses that would otherwise have been paid or incurred by Landlord, Tenant shall pay any such reasonable out-of-pocket excess costs and expenses to Landlord (“Tenant Delay Costs”), as Additional Rent, within thirty (30) days after Landlord submits invoices for any such excess costs or expenses.

3.2 Tenant’s Access. From and after Early Access Date, Landlord shall provide Tenant with access to the Initial Space; provided, however, that if the Existing Tenant Surrender Date occurs from and after January 1, 2012, then Landlord shall provide Tenant with access to the entire Premises on the Commencement Date. From and after the Commencement Date, all references herein to the term “Initial Space” shall automatically be replaced with “Premises”. Tenant shall perform any Tenant Work in the Initial Space in accordance with, and subject to the limitations contained in this Section 3.2. Prior to commencing any Tenant Work, Tenant shall provide Landlord with: (i) copies of all plans and specifications pertaining to the Tenant Work for which such access is being requested; (ii) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; and (iii) certificates of insurance naming Landlord as additional insured/loss payee as reasonably applicable. The access to the Initial Space provided to Tenant pursuant to this Section 3.2 shall be subject to the conditions that all of Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees, which shall be chosen in Tenant’s sole and absolute discretion, shall use commercially reasonable efforts to work in harmony and not interfere with Landlord and its agents and contractors in doing its work in, to, or on the

Improvements. If at any time such entry or occupancy shall cause or create an imminent likelihood of such disharmony or interference, Landlord, in Landlord’s reasonable discretion, shall have the right to suspend such access upon twenty-four (24) hours’ written notice to Tenant until such time as Tenant, at Tenant’s sole cost, has used commercially reasonable efforts to remedy such disharmony or interference; provided, however, in no event shall Tenant be required to use unionized contractors, laborers or materialmen. Tenant agrees that any such entry into and occupancy of the Initial Space shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent.

3.3 Tenant Work Costs. Tenant shall perform all Tenant Work subject to the provisions of this Lease applicable to Alterations. Tenant shall perform and complete the Tenant Work in accordance with all applicable laws, ordinances, rules and regulations, the plans and specifications approved by Landlord and in a good workmanlike and lien-free fashion. Tenant shall pay all contractors, laborers and materialmen involved with the Tenant Work directly. Landlord shall reimburse Tenant for all Tenant Work Costs paid or incurred by Tenant on a monthly basis on the express condition that all of the following conditions have been satisfied: (i) the Net Improvement Allowance then remaining exceeds the Tenant Work Costs for which Tenant is seeking reimbursement; (ii) Tenant submits to Landlord all of the following in form acceptable to Landlord: a detailed description of all Tenant Work Costs for which Tenant is seeking reimbursement as well as the Tenant Work related to such Tenant Work Costs, conditional lien waivers from all contractors and subcontractors performing Tenant Work waiving all lien rights in connection with Tenant Work performed by them prior to such date and a certification from its contractor that all Tenant Work for which reimbursement is sought has been performed; and (iii) no event of default on the part of Tenant exists hereunder beyond applicable notice and cure periods (if any). If Landlord receives a request from Tenant seeking reimbursement for Tenant Work Costs and the conditions to reimbursement described in the preceding sentence have been satisfied, Landlord shall reimburse Tenant for such Tenant Work Costs within thirty (30) days. Notwithstanding anything contained herein to the contrary, in no event shall the sum of all Tenant Work Costs paid by Landlord to Tenant exceed the Tenant Improvement Allowance.

3.4 Delivery of Possession, Punch List, and Acceptance Agreement. As soon as the Improvements are Substantially Completed for the Premises, Landlord and Tenant shall together walk through the Premises and inspect all Improvements so Substantially Completed, using reasonable efforts to discover all uncompleted or defective construction in the Improvements. After such inspection has been completed, each party shall sign an acceptance agreement in a reasonably agreed upon form (herein the “Acceptance Agreement”), which shall include, by attachment, a list of all “punch list” items which the parties agree are to be corrected by Landlord in connection with the Premises. Landlord shall use reasonable efforts to complete and/or repair such “punch list” items within thirty (30) days after executing the applicable Acceptance Agreement. Tenant’s commencement of business operations from and in any part of the Premises shall be deemed to be an acceptance by Tenant of the Improvements, except for the agreed upon punch list items. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis except to the extent of (i) Landlord’s repair and maintenance obligations hereunder and (ii) Landlord’s obligation to deliver the Premises to Tenant on the Commencement Date (x) with all structural components thereof (including, without limitation, foundations, load bearing walls and the roof)

in sound and watertight condition, (y) with all mechanical, electrical, plumbing, heating, ventilation and air conditioning, and life safety systems and equipment in good working order (except to the extent of damage caused by Tenant or any Tenant Party (as hereinafter defined)) and (z) in compliance with all applicable codes relating to the Premises on Date of Lease, except codes specific to Tenant’s particular use of the Premises, as opposed to general warehousing and distribution uses. Notwithstanding the foregoing, for a period of twelve (12) months after the Commencement Date, Landlord warrants that loading doors shall be in good working condition, except that to the extent of repairs needed as a result of a Tenant Necessitated Repair (as hereinafter defined). Tenant acknowledges that Landlord has not made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use, except as may be herein expressly set forth. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except (a) as set forth herein and (b) with respect to the Improvements. Landlord agrees to make reasonable efforts to enforce, upon Tenant’s request, all manufacturer’s or contractor’s warranties, if any, issued in connection with any of the Improvements or the Premises.

3.5 Landlord’s Representation. Notwithstanding anything to the contrary set forth in this Lease: Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, as of the Commencement Date, the Premises shall be in compliance with all applicable laws relating to the Premises, including without limitation, the ADA (as hereinafter defined) except for non-compliance resulting from the Tenant Work (or the state of completion of the Tenant Work) or Tenant’s specific use of the Premises.

4. Term.

4.1 Lease Contingency. Notwithstanding anything to the contrary contained herein, the effectiveness and commencement of this Lease is subject to approval, to the reasonable satisfaction of Tenant, of those certain Payroll Tax and Sales Tax incentives (the “Incentives”) by the Ohio Tax Credit Authority. The approval by the Ohio Tax Credit Authority of the Incentives described in that certain Letter dated November 28, 2011 from the Ohio Department of Development to Mr. Mike Potter (Chief Operating Office of Tenant) shall in all events be deemed satisfaction of this contingency, in which case Tenant shall have no right to terminate this Lease pursuant to this Section 4.1. Each party agrees promptly to execute and deliver any other documents or agreements required by such agencies for the completion of such incentive process. If approval of said Incentives in form and amount reasonably satisfactory to Tenant is not received on or before 12:00 noon on December 6, 2011, then Tenant, by written notice to Landlord, may cancel this Lease by written notice to Landlord delivered no later than 12:00 noon on December 6, 2011, in which case Landlord shall promptly return to Tenant all sums theretofore paid by Tenant hereunder.

4.2 Commencement Date. The term of this Lease shall commence on the Commencement Date. If the Commencement Date has not occurred by January 15, 2012, which date shall be subject to extension on account of delays in the Commencement Date resulting from Force Majeure Events, then Tenant shall have the option, in it sole and absolute discretion and as its sole remedy hereunder, at law or in equity, to cancel this Lease by delivery of written notice to Landlord no later than the Existing Tenant Surrender Date, in which case Landlord shall promptly return to Tenant all sums theretofore paid by Tenant hereunder.

4.3 Rent Commencement. Tenant’s obligation to pay Base Rent and Additional Rent shall commence on the Commencement Date; provided, however, that simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord the Base Rent for the sixth (6th) month of the Lease ($107,547.71). From and after the Commencement Date and throughout the initial Term, Tenant shall pay annual Base Rent to Landlord in the amount and in the monthly installments required by Section 1.2.

4.4 Renewal Options. If Tenant is not in material default (beyond applicable periods for notice and cure) under this Lease at the time the applicable option to renew described below (each a “Renewal Option”) is exercised or as of the commencement of the applicable Renewal Period (as hereinafter defined), Tenant shall have three (3) options to extend the Term, each for a period of five (5) years (each a “Renewal Period”) commencing on the first day following the last day of the initial Term, the expiration of the first Renewal Period, or the expiration of the second Renewal Period, as applicable, upon the same terms and conditions as are contained in this Lease, except as hereinafter provided. Base Rent for the first year of the applicable Renewal Period shall be equal to ninety-five percent (95%) of the Fair Market Value Rental (as defined in Exhibit C attached hereto). The Renewal Option shall be exercised by written notice to Landlord given no earlier than twelve (12) months nor later than six (6) months prior to the last day of the initial Term, the first Renewal Period or the second Renewal Period, as applicable, and the failure to timely exercise such right shall mean that such right is null and void.

4.5 Termination Option. If Tenant is not in material default (beyond applicable periods for notice and cure) under this Lease at the time the Termination Option (as hereinafter defined) is exercised or as of the Termination Date (as hereinafter defined), Tenant shall have the one time option to terminate this Lease (the “Termination Option”) as of the last day of the calendar month in which the forty-first (41st) month anniversary of the Commencement Date occurs by providing written notice to Landlord of such election (the “Termination Notice”) not less than six (6) months prior to the Termination Date. As a condition to the effectiveness of the exercise of the Termination Option by Tenant, Tenant must pay to Landlord the sum of $1,968,000 (the “Termination Fee”) simultaneously with its exercise of the Termination Option. If Tenant timely exercises the Termination Option and pays the Termination Fee to Landlord as aforesaid, this Lease shall terminate as of the Termination Date. If Tenant fails to either timely deliver a Termination Notice or pay the Termination Fee, Tenant shall have no right to terminate this Lease and the Lease shall not terminate as of the Termination Date.

5. Base Rent.

5.1 Payment. Base Rent shall be payable by Tenant to Landlord in equal monthly installments on or before the first day of each calendar month, in advance. All payments of Base Rent and Additional Rent shall be made without prior demand and without offset, deduction or counterclaim of any kind, in lawful money of the United States of America. Such payments shall be made at Landlord’s Address or at such other place as Landlord shall designate from time to time. Tenant’s agreements to lease the Premises and pay Base Rent, Additional Rent and all other sums payable under this Lease are independent of any other covenant, agreement or term of this Lease except as otherwise provided in this Lease.

5.2 Late Charges. Any Rent payable by Tenant to Landlord under this Lease which is not paid within five (5) days after the same is due will be automatically subject to a late payment charge, as Additional Rent, of five percent (5%) of the delinquent amount, in each instance, to cover Landlord’s additional administrative costs. In addition to the late charge set forth above, Tenant shall also be required to pay interest on all such unpaid sums (including any late charge(s)), at a per annum rate equal to the Lease Interest Rate plus four percent (4%) (the “Default Rate”) on all such outstanding charges of Rent, said interest charges, as applicable, to be payable on the first (1st) of each month throughout the Term of this Lease, without further notice or demand therefore by Landlord. Such late charges and interest will be due and payable as set forth herein and will accrue from the date that such Rent (including late charges and interest) sums are payable under the provisions of this Lease until actually paid by Tenant.

5.3 Security Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver the Security Deposit to Landlord in the amount of $600,000 (the “Security Amount”). The Security Deposit shall be posted in the form of an irrevocable, standby letter of credit (“L/C”) issued by a national U.S. banking institution reasonably acceptable to Landlord, and in form and substance reasonably satisfactory to Landlord. The Security Deposit shall be retained by Landlord as security for the faithful performance and observance by Tenant of its obligations under this Lease, it being expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages. In addition to any other items that Landlord may reasonably require the L/C shall: (a) name Landlord as its beneficiary; (b) have an initial term of no less than one year; (c) renew for one year periods unless the issuer provides Landlord with at least 60 days’ advance written notice that the L/C will not be renewed; (d) the L/C shall permit partial draws; (e) the sole and exclusive condition to any draw on the L/C shall be that Landlord certifies to the issuer that either or both of the following is/are true: (I) Tenant is the debtor in a pending bankruptcy proceeding; and (II) an event of default by Tenant has occurred under this Lease beyond applicable notice and cure periods; and (f) be transferable to successor landlords, including, successors by foreclosure or deed in lieu of foreclosure, on as many occasions as desired upon payment of a normal and customary fee chargeable to Tenant and not Landlord. Notwithstanding the foregoing, in the event that: (x) the expiration date of any L/C occurs before the expiration date of this Lease, (y) the issuer has advised Landlord that the issuer will not automatically renew the L/C; and (z) Tenant fails to deliver to Landlord at least forty-five (45) days prior to the expiration of such L/C either (A) an amendment thereto extending the expiration date of such L/C for not less than twelve (12) months, (B) a new L/C, in form and substance in accordance with (a) through (f) above and otherwise satisfactory to Landlord (in its reasonable discretion), or (C) a cash Security Deposit in place of the L/C, then Landlord may draw on such L/C and thereafter (in addition to any other remedies available to Landlord under this Lease) hold such proceeds as a cash Security Deposit and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that an event of default occurs under this Lease on the part of Tenant beyond applicable notice and cure periods. If an event of default occurs hereunder on the part of Tenant beyond applicable notice and cure periods, Landlord may, without notice to Tenant, draw on the L/C (or any cash Security Deposit) and apply the proceeds to the liabilities of Tenant hereunder, in addition to any and all other remedies available to Landlord under this Lease. In the event Landlord draws against the L/C (or any cash Security Deposit), Tenant shall, upon demand, at Tenant’s option, immediately either (aa) deposit with Landlord a sum equal to amount drawn under the L/C (or any cash Security Deposit) or (bb) deliver to Landlord an additional L/C in an amount equal to the amount drawn. If Tenant fully and faithfully complies with all the covenants hereunder, the Security Amount (or any balance thereof) together with Landlord’s written consent to the cancellation of any and all outstanding L/Cs constituting part of the Security Deposit shall be delivered to Tenant within thirty (30) days after the last to occur of (1) the date the Term expires or terminates or (2) delivery to Landlord of possession of the Premises. Landlord may assign the L/C or cash Security Deposit to any purchaser of Landlord’s interest in the Premises or any successor landlord, if applicable, whereupon Landlord shall be discharged from any further liability with respect to the L/C or cash Security Deposit. In the event that Landlord exercises its right under the preceding sentence, Tenant shall fully cooperate with Landlord, in all reasonable respects, to cause an L/C to be assigned and conveyed to, or reissued to, such purchaser or successor landlord, as the case may be, and Tenant shall bear any expenses incurred in connection therewith. Provided Tenant is not, and has not been, in default of any of its obligations under this Lease at any time prior to or as of the applicable date hereinafter set forth for the reduction in the Security Amount (each, a “Reduction Date”), the Security Amount shall be immediately reduced as follows: (aa) on the first day of the ninth (9th) month of the Term, by $200,000 such that the Security Amount shall be $400,000; and (bb) on the first day of the thirty-seventh (37th) month of the Term, by $200,000 such that the Security Amount shall be $200,000 for the remainder of the Term. If Tenant is in default of any of its obligations hereunder beyond any applicable notice and cure periods as of or prior to any Reduction Date, then no future reductions in the Security Amount shall occur. Tenant may effectuate any of the above reductions by delivering to Landlord (xx) a new L/C in the form required hereby in the new Security Amount (after the applicable reduction), or (yy) an amendment to the existing L/C reducing the Security Amount, as appropriate, with no other modifications to the L/C.

6. Additional Rent for Operating Expenses and Real Estate Taxes.

6.1 Definitions. “Operating Expenses” shall mean any and all reasonable costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Premises including, without limitation:

(a)	the cost of electricity, gas, water, sewer service, and other systems and utilities serving the Premises, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, to the extent the same are not paid by Tenant directly to the applicable utility or service provider;

(b)	the cost of repairs, replacements and maintenance, including, without limitation, the cost of snow removal with respect to the Premises, subject to the terms of clauses (g) and (h) below;

(c)	the cost of all repairs and maintenance associated with the landscaped areas, surface parking areas and truck courts of the Premises, including, without limitation, the cost of associated roof maintenance in connection with the Premises, subject to the terms of clauses (g) and (h) below;

(d)	the cost of fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and other insurance as Landlord carries with respect to the Premises, including the amounts of any deductible payment for such insurance incurred by Landlord in connection with any claim thereunder;

(e)	an annual management fee not to exceed 3% of the annual Base Rent paid hereunder;

(f)	reasonable fees, charges and other costs, including, without limitation, consulting fees, attorneys’ fees and accounting fees of all contractors engaged by Landlord in connection with the operation, maintenance or repair of the Premises;

(g)	the cost of any capital improvements made to the Premises after the date of this Lease designed to reduce Operating Expenses (amortized over the useful life in accordance with generally accepted accounting principles consistently applied, “GAAP”), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum (or the actual cost of financing to Landlord);

(h)	the cost of any capital improvements made to the Premises after the date of this Lease that are required under any Law (as hereinafter defined) (amortized in accordance with GAAP), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum (or the actual cost of financing to Landlord);

(i)	the cost of supplies, materials and equipment used in the management, operation, maintenance and repair of the Premises, including, without limitation, any rental fees for any such supplies, materials and equipment;

(j)	fees, costs and disbursements incurred in connection with good faith proceedings to contest, determine, or reduce Operating Expenses or Real Estate Taxes;

(k)	the fee for a bi-annual roof inspection contract, not to exceed $3,000, the costs of Landlord Maintenance (as hereinafter defined) pursuant to Section 9.3 and fire monitoring of the Building; and

(l)	the cost payable by the Premises pursuant to any declaration of protective covenants or comparable recorded instrument affecting the Premises

“Operating Expenses” shall not include:

(1)	leasing commissions, accountants’ or attorneys’ fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations, or the defense of Landlord’s title to or interest in the Premises or any part thereof, including in connection with Tenant leases;

(2)	except as specifically provided in this Lease with regard to amortization of capital improvement costs, fees and interest on debt or amortization or principal payments on any mortgages or deeds of trust or any other borrowings of Landlord;

(3)	except as provided in this Lease with regard to capital expenditures, any other expense that under GAAP would not be considered a maintenance or operating expense;

(4)	salaries, benefits or other compensation paid to leasing agents, promotional directors, officers, directors and executives of Landlord above the rank of building managers, or not involved in the day-to-day operations or management of the Premises (except for out-of-pocket expenses of such persons related to the Premises);

(5)	costs incurred as a result of latent defects;

(6)	all contributions to any organizations, whether political or charitable;

(7)	interest or penalties for late payments;

(8)	any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds, warranties, service contracts or otherwise, except through rent adjustment or other tax or operating expense pass-through provisions;

(9)	ground lease rental;

(10)	depreciation;

(11)	costs incurred by Landlord to comply with its obligations under Section 7.4 (Hazardous Materials) and under its indemnity;

(12)	costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis (other than the management fee paid to Landlord’s affiliate, which shall not be included in this exclusion);

(13)	costs of correcting defects in any portion of the Building due to faulty design or construction (other than by Tenant);

(14)	interest, fines or penalties assessed as a result of Landlord’s failure to make payments in a timely manner unless such failure is commercially reasonable under the circumstances;

(15)	any reserve for future Building repair or replacement or any contingency fund;

(16)	costs associated with the operation of the business of the corporation which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including corporate accounting and legal matters; and

(17)	costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building.

6.2 Payment of Real Estate Taxes. Commencing on the Commencement Date, Tenant shall be obligated to pay to Landlord all Real Estate Taxes, if any, as Additional Rent. Without limitation of the foregoing, commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, one twelfth (1/12th) of Real Estate Taxes, if any, on or before the first day of each month during any calendar year, in advance, in an amount reasonably estimated by Landlord in good faith and billed by Landlord to Tenant. Landlord shall have the right to reasonably revise such estimate from time to time. Within one hundred twenty (120) days after the expiration of each fiscal year for Real Estate Taxes, Landlord shall furnish Tenant with a statement (“Landlord’s Tax Statement”) setting forth in reasonable detail the actual amount of Real Estate Taxes owing on account of such year, if any. If the actual amount of Real Estate Taxes due for such year, if any, differs from the estimated amount of Real Estate Taxes paid by Tenant for such year, then, if Tenant owes any amounts to Landlord, such amounts shall be paid by Tenant (whether or not this Lease has terminated) within thirty (30) days after receipt of Landlord’s Tax Statement, and if Landlord owes any amounts to Tenant, such amounts shall be credited against the next installments of Base Rent and Additional Rent due from Tenant (or if the Lease has terminated for any reason other than Tenant’s default, paid to Tenant within thirty (30) days after delivery of Landlord’s Tax Statement). Tenant shall be obligated to pay Real Estate Taxes on an accrual basis such that Tenant shall pay estimated amounts of Real Estate Taxes for a calendar year on account of the Real Estate Taxes for such calendar year payable in January and June of the following calendar year. By way of illustration, in calendar year 2013 Tenant shall make estimated payments of Real Estate Taxes for calendar year 2013 that are payable in January and June of 2014 and the actual amount of such Real Estate Taxes shall be known at the end of calendar year 2013.

6.3 Payment of Operating Expenses. Commencing on the Commencement Date, Tenant shall be obligated to pay to Landlord all Operating Expenses as Additional Rent. Without limitation of the foregoing, commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, one twelfth (1/12th) of all Operating Expenses for the Premises for each calendar year on or before the first day of each month during such year, in advance, in an amount reasonably estimated by Landlord in good faith and billed by Landlord to Tenant. Landlord shall have the right to reasonably revise such estimate from time to time. Within one hundred twenty (120) days after the expiration of each calendar year, Landlord shall furnish Tenant with a statement (“Landlord’s Operating Expense Statement”), setting forth in reasonable detail the actual amount of Operating Expenses for the Premises for such year. If the actual amount of Operating Expenses due for such year payable by Tenant differs from the estimated amount of Operating Expenses paid by Tenant for such year, then, if Tenant owes any amounts to Landlord, such amounts shall be paid by Tenant (whether or not this Lease has terminated) within thirty (30) days after receipt of Landlord’s Operating Expense Statement, and if Landlord owes any amounts to Tenant, such amounts shall be credited against the next installments of Base Rent and Additional Rent due from Tenant (or if the Lease has terminated for any reason other than Tenant’s default, paid to Tenant within thirty (30) days after delivery of Landlord’s Operating Expense Statement).

6.4 Controllable Operating Expenses. Commencing with calendar year 2013 and each calendar year during the Term thereafter, it is understood and agreed that for purposes of calculating Operating Expenses in any calendar year during the Term (for purposes of this Section, the “Remaining Term”), the maximum amount of Controllable Operating Expenses included in Operating Expenses for any calendar year from and after 2012 during the Remaining Term shall be limited to the actual amount of Controllable Operating Expenses paid or incurred by Landlord on account of or in calendar year 2012, increased on a cumulative, compounding basis at five percent (5%) per annum through the applicable calendar year. In the event that the cap applies to limit the Operating Expenses attributable to Controllable Operating Expenses for any calendar year, the excluded amount shall be carried forward to succeeding calendar years and recaptured by Landlord so long as the foregoing limit on the increase in the portion of Operating Expenses attributable to Controllable Operating Expenses is not exceeded in any such succeeding year such that amounts that could not be included in Operating Expenses during such prior years may be re-captured by Landlord.

6.5 Tenant’s Audit Rights. Landlord shall keep reasonably detailed records of all Operating Expenses and Real Estate Taxes for a period of at least two (2) years. Not more frequently than once in every 12-month period and after at least twenty (20) days’ prior written notice to Landlord, Tenant together with any representative of Tenant shall be permitted to audit the records of the Operating Expenses and Real Estate Taxes. If Tenant exercises its audit rights as provided above, Tenant shall conduct any inspection at a reasonable time and in a manner so as not to unduly disrupt the conduct of Landlord’s business. Any such inspection by Tenant shall be for the sole purpose of verifying the Operating Expenses and/or Real Estate Taxes. Tenant shall hold any information obtained during any such inspection in confidence, except that Tenant shall be permitted to disclose such information to its attorneys and advisors, provided

Tenant informs such parties of the confidential nature of such information and uses good faith and diligent efforts to cause such parties to maintain such information as confidential. Any shortfall or excess revealed and verified by Tenant’s audit shall be paid to the applicable party within thirty (30) days after that party is notified of the shortfall or excess to the extent such overage or shortfall has not previously been adjusted pursuant to this Lease. If Tenant’s inspection of the records for any given year or partial year reveals that Tenant was overcharged for Operating Expenses or Real Estate Taxes by an amount of greater than six percent (6%), Tenant paid such overage and such overage was not otherwise adjusted pursuant to the terms of this Lease, Landlord shall reimburse Tenant for its reasonable, third party costs of the audit, up to an amount not to exceed $5,000.

7. Use; Compliance With Law.

7.1 Permitted Use. The Premises shall be used only for the Permitted Use and for no other purpose.

7.2 No Nuisance. Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance.

7.3 Compliance with Laws. Tenant, at Tenant’s expense, shall comply with and cause all of Tenant’s contractors, agents, servants, employees, invitees and licensees (the “Tenant Parties”) to comply with all applicable laws, ordinances, rules and regulations of governmental and quasi-governmental authorities (“Laws”) applicable to the Premises or the use or occupancy thereof. Without limiting the generality of the foregoing, Tenant shall comply with the requirements of (a) the Occupational Safety and Health Act (and all regulations promulgated thereunder), and (b) the Americans with Disabilities Act (and all regulations promulgated thereunder), as the same may be amended from time to time (“ADA”). The foregoing obligation of Tenant shall not however permit Tenant to make, without Landlord’s prior written approval, any alterations to the Premises which otherwise would require Landlord’s approval under this Lease, and Tenant shall comply with all of the requirements of this Lease in making any such alterations. Notwithstanding the foregoing, Tenant shall not be obligated to make any alterations to the Premises to bring the Premises in compliance with ADA, unless and to the extent any such alterations are necessary as the result of Tenant’s particular use of the Premises, as opposed to general warehousing and distribution uses.

7.4 Hazardous Materials.

7.4.1 Definitions. “Hazardous Substance” shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority having jurisdiction. The term “Hazardous Substance” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) petroleum or (v) asbestos or asbestos-containing materials.

7.4.2 Compliance with Law. Tenant shall conduct, and cause to be conducted, all operations and activity at the Premises in compliance with, and in all other respects shall comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the protection of public health, safety or the environment (collectively “Environmental Statutes”). To Landlord the best of Landlord’s knowledge, based solely on the Phase I environmental report obtained by Landlord in conjunction with Landlord’s acquisition of the Premises, as of the Date of Lease, the Property does not contain Hazardous Substances in violation of Environmental Statutes.

7.4.3 Permits. Tenant, in a timely manner, shall, to the extent required due to Tenant’s use of the Premises or arising out of Tenant’s actions at the Premises, obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations as required by Environmental Statutes. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

7.4.4 Documents. Tenant shall provide to Landlord copies of the following pertaining to the Premises or Tenant’s use thereof, promptly after each shall have been submitted, prepared or received by Tenant: (A) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (B) all notifications, registrations, reports and other documents, and supporting information, prepared, submitted or maintained in connection with any Environmental Statute or otherwise relating to environmental conditions; (C) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (D) any correspondence, notice of violation, summons, order, complaint, or other document received by Tenant pertaining to compliance with or liability under any Environmental Statute.

7.4.5 Operations. Tenant shall not cause in, on or under, or suffer or permit to occur in, on or under, the Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of Hazardous Substances, except that limited quantities Hazardous Substances may be used, handled or stored on the Premises, provided such is incident to and reasonably necessary for the maintenance of the Premises or Tenant’s operations for the Permitted Use and is in compliance with all Environmental Statutes and other applicable governmental requirements. Should a release of any Hazardous Substance occur at the Premises or the Property as the result of the acts or omissions of Tenant and/or any of the Tenant Parties, Tenant shall immediately contain, remove and dispose of, off the Premises, such Hazardous Substances and any material that was contaminated by the release, and remedy and mitigate all threats to human health or the environment relating to such release. When conducting any such measures Tenant shall comply with all Environmental Statutes.

7.4.6 Inspection. Upon not less than twenty-four (24) hours’ prior telephonic or written notice (except in case of an emergency in which event Landlord shall provide such telephonic or written notice as Landlord is able to under the circumstances), Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Premises at reasonable times for the purpose of determining Tenant’s compliance with the provisions of this Section. Such inspections and assessments may include obtaining samples and performing tests of soil, surface water, groundwater or other media.

7.4.7 Tanks. Tenant shall not install or cause the installation of any above ground or underground storage tank at the Premises.

7.4.8 Indemnification. Notwithstanding any other provision in this Lease to the contrary, Tenant hereby agrees to indemnify and to hold harmless Landlord and its officers, directors, shareholders, partners and principals of, from and against any and all expense, loss, cost, claim, damage, penalty, fine, or liability of any kind or nature suffered by Landlord by reason of the presence or release of Hazardous Substances at or from the Premises, or any violation of Environmental Laws by the Premises, as a result of the acts or omissions of Tenant or the Tenant Parties or Tenant’s breach of any of the provisions of this Section 7, including without limitation: (A) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (B) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the presence or release of any Hazardous Substance at or from the Premises, (C) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the presence or release of any Hazardous Substance at or from the Premises, (D) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section, and (E) any and all reasonable legal fees and costs incurred by Landlord in connection with any of the foregoing. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Term of this Lease. Notwithstanding anything to the contrary in this Section 7.4, Tenant shall have no liability to Landlord with respect to Hazardous Substances present at the Premises due to the acts or omissions of any party other than Tenant and the Tenant Parties.

7.5 Rules and Regulations; Landlord’s Rights. Tenant shall comply with all reasonable non-discriminatory rules and regulations with respect to the Premises established by Landlord of which Tenant has received written notice. Landlord reserves the right, at any time and from time to time, without the consent of or liability to Tenant, to (i) make alterations or additions to the Premises, to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Premises, (ii) close to the general public all or any portion of the Premises to the extent and for the period necessary to avoid any dedication to the public, provided Tenant has reasonable means of ingress and egress to the Premises, (iii) effect any repairs or further construction, (iv) change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Premises provided such alterations or additions do not materially adversely affect the use of the Premises by Tenant, or ingress to or egress from the Premises, and (v) change the name, number or designation by which the Premises is commonly known; provided, however, Landlord shall use reasonable efforts to limit and minimize any disruption of Tenant’s use of the Premises in connection with Landlord’s actions undertaken pursuant to this Section and Tenant’s Rent hereunder shall not increase as a result hereof.

8. Alterations and Tenant’s Property.

8.1 Alterations Defined.

8.1.1 Tenant shall not make or suffer or allow to be made any alterations, additions or improvements in or to the Premises (collectively, “Alterations”) without first obtaining Landlord’s written consent based on detailed plans and specifications submitted by Tenant; provided Landlord’s consent will not be required if (a) the proposed Alterations will not affect the structure or the mechanical, electrical, HVAC, plumbing or life safety systems of the Building (collectively, “Building Systems”) and (b) the total cost to acquire and install the proposed Alterations will be no more than (i) $25,000 in any one instance and (ii) $100,000 in the aggregate during any calendar year. In all other instances where Landlord’s consent is so required, it may be granted or withheld by Landlord in its sole and absolute subjective discretion. In all events, Tenant shall notify Landlord prior to commencing Alterations other than de minimis Alterations.

8.1.2 Tenant agrees that all Alterations (regardless of whether Landlord’s consent is required) shall be done at Tenant’s sole cost and expense, in accordance with the plans and specifications approved by Landlord and in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to all or any part of the Premises or the Building by reason thereof. Tenant shall obtain, at its sole expense, all permits required for such work.

8.2 Removal of Property. Unless otherwise elected by Landlord as hereinafter provided, all Alterations made by Tenant shall become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except as otherwise set forth in this Lease. However (i) movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without material harm to the Improvements will remain Tenant’s property; and (ii) any racks installed by Tenant (collectively, “Tenant Owned Property”) shall not become the property of Landlord but shall be removed by Tenant upon the expiration or earlier termination of this Lease. All Tenant Owned Property shall be removed from the Premises at Tenant’s sole cost and expense at the expiration or sooner termination of this Lease. When granting consent for any Alterations that require Landlord’s consent, Landlord shall indicate whether it will require the removal of those Alterations at the expiration or earlier termination of the Lease. Prior to making any Alterations not requiring Landlord’s consent, Tenant may request that Landlord notify Tenant whether Landlord requires Tenant to remove that Alteration prior to expiration or earlier termination of the Lease. Tenant shall remove those Alterations that Landlord requested be removed under the prior two sentences at the expiration or earlier termination of the Lease. Tenant shall repair at its sole cost and expense all damage caused to the Premises or the Building by removal of any Alterations that Tenant is required to remove or Tenant Owned Property. Landlord may remove any Tenant Owned Property or Alterations that Tenant is required but fails to remove at the expiration or earlier termination of the Lease and Tenant shall pay to Landlord the reasonable cost of removal. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

9. Repairs and Other Work.

9.1 Tenant’s Obligations.

9.1.1 Tenant shall maintain in good, clean and sanitary order and condition the Premises, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, interior walls, ceilings, decking, floors, windows, doors, plate glass and skylights located within the Premises, and signs (except Landlord’s signs, if any) located on the Premises.

9.1.2 Landlord shall deliver the HVAC Systems which service the Building (collectively, the “HVAC Systems”) in good working order as of the Commencement Date. Tenant shall enter into a preventative maintenance contract for the HVAC Systems on terms and with a provider reasonably acceptable to Landlord, which contract shall call for quarterly maintenance, inspection and repair of such HVAC Systems (“HVAC Contract”). For any calendar year, Tenant shall be responsible for the cost of replacing the HVAC Systems (or any major component thereof) up to $2,500 per HVAC System with a maximum replacement cost of $7,500 for all HVAC Systems (the “HVAC Cap”) in such year. Landlord shall be responsible for paying the replacement cost of such HVAC System in excess of the HVAC Cap (such costs being, the “Excess HVAC Costs”), provided such Excess HVAC Costs shall be amortized over the useful life of such replacement (in accordance with GAAP) at the rate of ten percent (10%) per annum (or such other market rate as may be payable by Landlord on funds borrowed for the purpose of funding the replacement) and reimbursed to Landlord by Tenant as Additional Rent on or prior to the first day of each calendar month after such replacement is performed by Landlord. Notwithstanding the foregoing, if the replacement of the particular HVAC System constitutes a Tenant Necessitated Repair, then Tenant shall be responsible for reimbursing Landlord for the entire cost of the replacement of the HVAC System promptly upon demand by Landlord.

9.1.3 Provided that Tenant maintains the HVAC Contract and the replacement(s) are not the result of a Tenant Necessitated Repair, for any calendar year, Landlord shall be responsible for the replacement cost of such HVAC System in excess of the HVAC Cap (such costs being, the “Excess HVAC Costs”), which Excess HVAC Costs shall be amortized over the useful life of such replacement (in accordance with GAAP) at the rate of ten percent (10%) per annum (or such other market rate as may be payable by Landlord on funds borrowed for the purpose of funding the replacement) and reimbursed to Landlord as Additional Rent on or prior to the first day of each calendar month after such replacement is performed by Landlord.

9.1.4 Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of this Lease, any additional electrical wiring which may be required in connection with Tenant’s apparatus.

9.1.5 Tenant will repair, at its expense, any damage to the Premises, arising out of Tenant’s use or occupancy thereof, including damage caused by bringing into the Premises any property for Tenant’s use or by the installation or removal of such property, all regardless of fault, or by whom such damage shall be caused, unless caused by Landlord, its agents, employees, or contractors; and in default of such repairs by Tenant, Landlord may make the same and Tenant agrees to pay to Landlord, upon Landlord’s demand, as Additional Rent, the reasonable cost thereof.

9.2 Conditions Applicable to Repairs and Other Work. All repairs, replacements and reconstruction (including, without limitation, all Alterations) made by or on behalf of Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance to be obtained by Tenant in connection with the proposed work, (e) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, and (f) Tenant shall provide Landlord with as built drawings of such Alterations.

9.3 Landlord’s Obligations. Landlord shall at its sole cost and expense, maintain, repair and/or replace, as necessary, the structure of the Building, the structural elements of the roof, the roof membrane, slab, foundation and exterior walls of the Building, the sub grade sewer and plumbing lines (all such repairs and maintenance (the “Landlord Maintenance”), but not replacements, to be reimbursed as Operating Expenses), except to the extent such is part of any Alterations. Provided, however, if any such work, maintenance, repairs or replacements are required as a result of the negligence or misconduct of Tenant or any Tenant Parties, Tenant’s failure to repair and maintain the Premises or the misuse of the Premises by Tenant or the Tenant Parties (any of the foregoing, a “Tenant Necessitated Repair”), Tenant shall reimburse Landlord for all reasonable costs paid or incurred by Landlord for such work upon demand as Additional Rent. Landlord shall also be responsible for the performance of landscaping and snow removal and repairs and maintenance of the exterior parking areas, sidewalks and truck courts provided that the cost of such activities shall be reimbursable as Operating Expenses. In addition, Landlord, at its sole expense, shall perform any replacements to (a) the sprinkler systems and (b) parking lot, in either instance, the cost of which is in excess of $10,000 per year (such excess costs being the “Replacement Costs”); provided, however, that Tenant shall reimburse Landlord for the Replacement Costs amortized over its useful life in accordance with GAAP, together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such other market rate as may be payable by Landlord on funds borrowed for the purpose of funding the Replacement Costs, as Additional Rent on or prior to the first day of each calendar month after such replacement is performed by Landlord In addition to the foregoing obligations, Landlord shall be responsible, at its expense, for correcting (i) any latent defects throughout the Term and (ii) deferred maintenance throughout the first twelve (12) months of the Term. For the avoidance of ambiguity, Tenant shall be responsible for any replacement costs of the sprinkler systems or parking lot, in either instance, the cost of which are less than $10,000 per year and shall reimburse Landlord within twenty (20) days after receipt of an invoice therefor from Landlord.

10. Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed or material furnished to or for the Premises by or for Tenant. If Tenant shall not, within thirty (30) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond satisfactory to Landlord, Landlord, in addition to all other remedies provided under this Lease and by law, shall have the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including, without limitation, payment of the claim giving rise to such lien. All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable by Tenant within ten (10) days after receipt of written demand.

11. Subordination.

11.1 Provided Tenant is provided with a commercially reasonable subordination, nondisturbance and attornment agreement (“SNDA”), this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises or any portion thereof, (b) the lien of any mortgage, deed of trust or other security instrument that may now exist or hereafter be executed in any amount for which the Premises or any portion thereof, any ground leases or underlying leases, or Landlord’s interest or estate therein is specified as security, and (c) all modifications, renewals, supplements, consolidations and replacements thereof. If any ground lease or underlying lease terminates for any reason or any mortgage, deed of trust or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, notwithstanding any subordination, shall attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. The provisions of this Section shall be self operative and no further instrument shall be required to effect the provisions of this Section. The form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Schedule 1 shall be deemed reasonable for all relevant purposes, and Landlord shall use reasonable efforts deliver the same with respect to all current lenders within thirty (30) days of execution of this Lease.

11.2 If any mortgage is foreclosed, or Landlord’s interest under this Lease is conveyed or transferred in lieu of foreclosure: neither the mortgagee nor any person or entity acquiring title to the Premises as a result of foreclosure or trustee’s sale, nor any successor or assign of either of the foregoing, shall be (i) liable for any default by Landlord, (ii) bound by or liable for any payment of Rent which may have been made more than thirty (30) days before the due date of such installment, (iii) subject to any defense or offset which Tenant may have to the payment of Rent or other performance under this Lease arising from any default by Landlord, or (iv) bound by any amendment or modification to this Lease made without the consent of such mortgagee if such mortgagee’s consent thereto is required.

11.3 Within ten (10) business days following request by Landlord, Tenant agrees to execute any documents reasonably required to effectuate the foregoing subordination or such other reasonable and customary SNDA submitted by Landlord to Tenant, which documents may contain such other terms as any mortgagee or prospective mortgagee may reasonably require, or to make this Lease prior to the lien of any mortgage, deed of trust or underlying lease, as the case may be.

11.4 Tenant agrees to simultaneously give to any party holding a mortgage encumbering the Building (provided Tenant has been advised of such party), by registered or certified mail, a copy of any notice of default served upon Landlord provided Tenant has been notified in writing of the names and addresses of such mortgagee(s) and such parties shall have the same cure rights as Landlord has under this Lease.

12. Inability to Perform. If, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies, actions or inactions of governmental authorities or any other cause or event beyond Landlord’s or Tenant’s reasonable control (collectively, “Force Majeure Events”), Landlord or Tenant is unable to furnish or is delayed in furnishing any utility or service required to be furnished by either party under the provisions of this Lease, or either party hereto is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, no such inability or delay shall impose any liability upon such non-performing party or provide the other party with any right to offset, deduction or abatement of Rent by reason of inconvenience or annoyance to such other party, or otherwise. The terms of this Section 12 shall not be applicable to or excuse any failing on the part of Tenant to satisfy Tenant’s obligations to pay Rent or other required payments to Landlord.

13. Destruction.

13.1 Repair. Subject to the provisions of Sections 13.2, 13.3 and 13.4 below, if any portion of the Building is damaged by fire, earthquake, flood or other casualty, Landlord shall proceed immediately to make such repairs in accordance with Section 13.4.

13.2 Tenant’s Right to Terminate. If such damage causes more than fifty percent (50%) of the Premises to be untenantable by Tenant and, in the reasonable estimate of an independent architect or contractor, such damage cannot be repaired within nine (9) months after the date of the event causing such damage (under a normal construction schedule not requiring the payment of overtime or premium), or if such damage occurs during the last twelve (12) months of the Term, Tenant may terminate this Lease by delivery of written notice to Landlord within thirty (30) days after the date on which such architect or contractor’s estimate is delivered to Tenant by Landlord. Upon termination, Rent shall be apportioned as of the date of the damage and, provided Tenant is not in default, all prepaid Rent shall be repaid to Tenant. Landlord agrees to provide Tenant with such estimate within thirty (30) days after Landlord has received written notice of such casualty.

13.3 Landlord’s Right to Terminate. If (i) the cost to repair damage to or destruction of the Premises exceeds fifty (50%) of replacement cost of the Building and other improvements on the Premises for a casualty of the type covered by the insurance required to be carried under Section 14.5, or (ii) the Premises is damaged by a casualty not of the type covered by the insurance required to be carried under Section 14.5 and the amount by which the cost to repair such damage exceeds available insurance proceeds, if any, is greater than fifteen (15%) of the then replacement cost of the Building and other improvements on the Premises, or (iii) such damage cannot be repaired within nine (9) months after the casualty (under a normal construction schedule not requiring the payment of overtime or premium), Landlord may terminate this Lease on twenty (20) days notice to Tenant by delivery of written notice to Tenant within forty-five (45) days after the date of the casualty. Upon termination, Rent shall be apportioned as of the date of the damage and all prepaid Rent shall be repaid to Tenant (less the amount necessary to cure any monetary default of Tenant under this Lease existing as of the date of termination).

13.4 Extent of Repair Obligations. If this Lease is not terminated, Landlord’s repair obligation shall extend to the structure of the Building and all improvements (except those constructed or installed by Tenant, if any and the Tenant Owned Property) in the Premises at the date possession of the Premises was delivered to Tenant, and Tenant shall repair all other portions of the Premises (including, without limitation, Alterations and Tenant Owned Property). All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness and construction as existed immediately before the damage. All work by Tenant shall be performed in accordance with the requirements of Section 9.2 above. In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Premises or any portion thereof, or any other element, component or property insured by Landlord (exclusive of proceeds for damage to Tenant Owned Property), shall belong to and be paid to Landlord.

13.5 Adjustment of Rent. If a casualty renders all or part of the Premises untenantable, Rent shall proportionately abate commencing on the date of the casualty and ending when the Premises are delivered to Tenant with Landlord’s restoration obligation substantially complete. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease.

13.6 Mutual Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, agents and employees, and Tenant waives such rights against each lessor under any ground or underlying lease and each lender under any mortgage or deed of trust or other lien encumbering the Premises or any portion thereof or interest therein, to the extent any loss is or would be covered by fire, extended coverage, and other property insurance policies required to be carried under this Lease or otherwise carried by the waiving party, and the rights of the insurance carriers of such policy or policies to be subrogated to the rights of the insured under the applicable policy. Each party shall cause its insurance policy to be endorsed to evidence compliance with such waiver.

14. Insurance.

14.1 Insurance on Tenant’s Property. Tenant shall procure at its cost and expense and keep in effect during the Term insurance coverage for special form of physical loss or damage insuring the full replacement value of Alterations, Tenant’s trade fixtures, furnishings, equipment, plate glass, signs and all other items of Tenant Owned Property and other personal property of Tenant. Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises or by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

14.2 Tenant’s Liability Insurance. Tenant shall procure at its cost and expense and maintain throughout the Term comprehensive commercial general liability insurance applicable to the Premises with a minimum combined single limit of liability of Two Million Dollars ($2,000,000), statutory worker’s compensation insurance, and employer’s liability insurance with a One Million Dollar ($1,000,000) minimum limit covering all of Tenant’s employees. Such liability insurance shall include, without limitation, products and completed operations liability insurance, fire and legal liability insurance, and such other coverage as Landlord may reasonably require from time to time. At Landlord’s request Tenant shall increase such insurance coverage to a level that is commercially reasonably required by Landlord.

14.3 Form of Policies. Tenant’s insurance shall be issued by companies authorized to do business in the State of Ohio. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage required by this Section 14. All insurance policies required to be carried by Tenant under this Lease (except for worker’s compensation insurance) shall (i) name Landlord, and any other reasonable number of parties designated by Landlord as additional insureds, (ii) as to liability coverages, be written on an “occurrence” basis, (iii) provide that Landlord shall receive ten (10) days notice before any cancellation or change in coverage, and (iv) contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option, in addition to Landlord’s other remedies to procure such insurance for the account of Tenant immediately and without notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Rent. The limits of the insurance required under this Lease shall not limit liability of Tenant.

14.4 Compliance with Insurance Requirements. Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building. Tenant, at Tenant’s expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body.

14.5 Landlord’s Insurance. Landlord will purchase and maintain a standard policy of special form insurance with customary exclusions covering the Building in the full replacement cost of the Building, together with rent loss insurance and windstorm coverage (on a full replacement cost basis). Landlord will purchase and maintain broad form commercial general liability insurance with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), written by companies authorized to do business in the State of Ohio. All costs of insurance carried by Landlord and referred to in this Section or otherwise will constitute Operating Expenses; provided, however, that Tenant shall not be responsible for any deductible for Landlord’s insurance in excess of $150,000.

15. Eminent Domain.

15.1 Effect of Taking. If all of the Premises is condemned or taken in any permanent manner before or during the Term for any public or quasi-public use, or any permanent transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a “taking”), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Premises is taken as to render the balance of the Premises unusable by Tenant for the Permitted Use, as reasonably determined by Tenant and Landlord, this Lease may be terminated by Landlord or Tenant, as of the date of the vesting of title as a result of such taking, by written notice to the other party given within sixty (60) days following notice to Landlord of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord.

15.2 Award. Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant’s business.

15.3 Adjustment of Rent. In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, Base Rent and Additional Rent shall be equitably adjusted in relation to the portions of the Premises and Building taken or rendered unusable by such taking

15.4 Temporary Taking. If all or any portion of the Premises is taken for a limited period of time before or during the Term, this Lease shall remain in full force and effect; provided, however, that Rent shall abate during such limited period in proportion to the portion of the Premises taken by such taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant’s business. Any temporary taking of all or a portion of the Premises which continues for six (6) months shall be deemed a permanent taking of the Premises or such portion.

16. Assignment; Subleasing.

16.1 Consent Required. Neither Tenant nor any sublessee or assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (each such act is referred to as an “Assignment”), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is referred to as a “Sublease”), without Landlord’s prior written consent in each instance. In the case of any proposed Sublease or Assignment, Landlord’s consent shall not be unreasonably withheld. Any Assignment or Sublease that is not in compliance with this Section 16 shall be void. The acceptance of Rent by Landlord from a proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord. Fifty percent (50%) of the Excess Assignment Consideration which is attributable to this Lease in connection with any Assignment, and fifty percent (50%) of the Excess Sublease Rent, shall be payable to Landlord as Additional Rent, except that the terms of this sentence shall not apply to any assignment or sublease that is permitted by Section 16.5 below without Landlord’s consent. The right to such amounts is expressly reserved from the grant of Tenant’s leasehold estate for the benefit of Landlord.

16.2 Notice. Any request by Tenant for Landlord’s consent to a specific Assignment or Sublease shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee’s sublessee’s or occupant’s business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease, and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) business days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease.

16.3 No Release. No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant’s to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term (pursuant to exercise of an option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease.

16.4 Cost of Processing Request. Tenant shall pay to Landlord the reasonable amount of Landlord’s cost of processing every proposed Assignment or Sublease, including without limitation reasonable legal review fees and expenses, together with the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or sublessee taking occupancy (including, without limitation, security service, janitorial and cleaning service, and rubbish removal service) up to an amount not to exceed $2,500 in any one instance.

16.5 Corporate or Partnership Transfers. Notwithstanding the foregoing, Tenant may assign this Lease to any affiliate or subsidiary of Tenant or in connection with a merger or other consolidation of Tenant or to a purchaser of all or substantially all of Tenant’s assets and may sublease all or some portion of the Premises to an affiliate or subsidiary of Tenant without Landlord’s consent provided: (i) Tenant shall remain liable hereunder; and (ii) Tenant provides reasonable prior written notice to Landlord of such Assignment or Sublease. In addition, a sale or transfer of the capital stock, memberships or interests of Tenant shall not be deemed an Assignment or Sublease hereunder if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is, or as a result of such transfer, becomes a publicly traded corporation.

16.6 Assumption of Obligations. Each assignee or other transferee of Tenant’s interest under this Lease, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements contained in this Lease which are to be performed by Tenant. Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to the provisions of this Lease, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully-executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement of the sublessee, reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section 16.6. The failure or refusal of the assignee to execute such instrument of assumption or of the sublessee to execute the agreement described above shall not release or discharge the assignee or sublessee from its obligations that would have been contained in such instrument or agreement, all of which obligations shall run automatically to such assignee or sublessee.

17. Utilities and Services.

17.1 Utilities. Tenant shall pay directly to the providing utility companies the cost of all utilities consumed at the Premises.

17.2 Certain Services. Tenant shall contract separately for the provision, at Tenant’s sole cost, of janitorial service and trash removal for the Premises and Landlord will have no obligation to provide any such services to the Premises.

17.3 Involuntary Cessation of Services. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord, in good faith, deems necessary or (ii) any other cause beyond Landlord’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five (5) consecutive business days Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

18. Default.

18.1 Events of Default by Tenant. Except as otherwise provided in this Lease, the failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease shall constitute a default by Tenant upon expiration of the applicable grace period, if any. Tenant shall have a period of five (5) days from the date it receives written notice from Landlord that any payment of Rent is due within which to cure any default in the payment of Rent. Except as otherwise provided in Section 19, Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord’s notice, continues to prosecute diligently the curing of such default. Notwithstanding anything contained in this Section 18.1, Landlord shall not be obligated to provide Tenant with notice of substantially similar defaults more than two (2) times in any twelve (12) month period.

18.2 Remedies. Upon the occurrence of a default by Tenant that is not cured by Tenant within the applicable grace periods specified in Section 18.1, Landlord shall have all of the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

18.2.1 The right to terminate Tenant’s right to possession of the Premises and to recover (i) all Rent which shall have accrued and remain unpaid through the date of termination; plus (ii) the amount by which the unpaid Rent for the balance of the Term, discounted to present value at the Prime Rate then in effect, shall exceed the then fair rental value of the Premises for the balance of the Term (assuming reasonable allowance for downtime and free rent prior to the commencement of such fair market rent), similarly discounted, plus (iii) any other amount necessary to compensate Landlord for all the damages caused by Tenant’s failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys’ and accountants’ fees, costs of alterations of the Premises, interest costs and brokers’ fees incurred upon any reletting of the Premises).

18.2.2 The right to continue the Lease in effect after Tenant’s breach and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant’s right to possession.

18.2.3 The right and power, in accordance with Law, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law. In such event, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs (in character substantially similar to those commonly made in warehouse and distribution facilities in the Obetz, Ohio area) to the Premises. Upon each such subletting, rents received from such subletting shall be applied by Landlord, first, to payment of any costs of such subletting (including, without limitation, reasonable attorneys’ and accountants’ fees, costs of alterations of the Premises, interest costs, and brokers’ fees) and of any such alterations and repairs; second, to payment of Base Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional Rent as they become due. If any rental or other charges due under such sublease shall not be promptly paid to Landlord by the sublessees, or if such rentals received from such subletting during any month are less than Base Rent and Additional Rent to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord the costs of such subletting (including, without limitation, attorneys’ and accountants’ fees, costs of alterations of the Premises, interest costs and brokers’ fees), and any other amounts due Landlord under this Section 18.2. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord’s subletting the Premises without termination shall not constitute a waiver of Landlord’s right to elect to terminate this Lease for such previous breach.

18.2.4 The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to this Section.

18.2.5 The right to specific performance of any or all of Tenant’s obligations under, and to damages for delay in or failure of such performance.

18.2.6 Landlord shall use reasonable efforts to mitigate damages resulting from a default by Tenant, as required by applicable law.

18.3 Remedies Cumulative. The exercise of any remedy provided by law or the provisions of this Lease shall not exclude any other remedies unless they are expressly excluded by this Lease. Tenant hereby waives any right of redemption or relief from forfeiture following termination of, or exercise of any remedy by Landlord with respect to, this Lease.

18.4 Events of Default by Landlord and Tenant’s Remedies. The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, In the event of a default by Landlord beyond applicable cure periods, Tenant shall have the right, at its election, to: (a) sue for damages sustained by reason of the default; or (b) perform the obligations described in the notice in which case Landlord shall reimburse Tenant for the reasonable cost of the performance of such obligations within thirty (30) days after Tenant’s submission of an invoice therefor. If Tenant elects to proceed under clause (b) above, then the Landlord’s default shall be deemed to have been cured when Tenant’s expense has been reimbursed in full. In the event Tenant commences a suit for damages sustained by reason of a Landlord Default and prevails in such suit and obtains a final, non-appealable judgment with respect to such suit, Tenant may then set-off the amount of such judgment against the amounts due to Landlord under this Lease. Tenant shall have no other right to set-off.

18.5 Limitation of Landlord’s Liability. None of Landlord’s covenants, undertakings or agreements under this Lease is made or intended as personal covenants, undertakings or agreements by Landlord, or by any of Landlord’s shareholders, directors, officers, trustees or constituent partners. All liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest from time to time in the Premises, and no personal liability is assumed by nor at any time may be asserted against Landlord or any of Landlord’s shareholders, directors, officers, trustees or constituent partners.

18.6 Transfer of Landlord’s Interest. Upon the sale or other conveyance or transfer of Landlord’s interest in the Premises, the transferor shall be relieved of all covenants and obligations of Landlord arising under this Lease from and after the closing of such sale, conveyance or transfer, provided the transferee assumes the obligations of Landlord under this Lease from and after the date of transfer and Landlord transfers the Security Deposit thereto.

19. Insolvency or Bankruptcy. The occurrence of any of the following shall, at Landlord’s option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises, (ii) an assignment by Tenant for the benefit of creditors, (iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of ninety (90) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, (vi) the admission of Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, (viii) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or (ix) the occurrence of any of the foregoing with respect to any guarantor of Tenant’s Obligations under this Lease. Upon the occurrence of any such event or at any time thereafter, Landlord may elect to exercise any of its remedies under Section 18 above or any other remedy available at law or in equity. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges under this Lease be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant under this Lease, Tenant or such trustee, in such time period as may be permitted by the bankruptcy court having jurisdiction, shall cure all defaults of Tenant outstanding under this Lease as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Notwithstanding the provisions of Section 18.1, there shall be no cure periods for any breach or default under this Section 19 except as expressly provided in this Section 19.

20. Fees and Expenses; Indemnity; Payment.

20.1 Landlord’s Right to Remedy Defaults. If Tenant shall default in the performance of any of its obligations under this Lease after notice and expiration of the applicable cure period, Landlord, at any time thereafter and without additional notice, may remedy such default for Tenant’s account and at Tenant’s reasonable expense, without waiving any other rights or remedies of Landlord with respect to such default. Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person. Notwithstanding anything contained in this Lease, Landlord shall not be liable for, and there shall be no abatement of Rent with respect to, any injury to or interference with Tenant’s business arising from the exercise by Landlord of its rights under this Section 20.1.

20.2 Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys’ fees, to the extent incurred in connection with or arising from the use or occupancy or manner of use or occupancy of the Premises or any injury or damage caused by Tenant, Tenant Parties or any person occupying the Premises through Tenant. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys’ fees, to the extent incurred in connection with or arising from (a) any injury or damage caused by any negligent or willful acts of any or all of Landlord and (b) the presence of Hazardous Substances introduced in, on, under or about the Premises prior to the Commencement Date or as a result of the actions of Landlord or its agents, employees, representatives or contractors. Nothing contained in this Section 20.2 shall be deemed to exculpate Landlord from, or indemnify Landlord for, Landlord’s negligent or willful acts or omissions. The terms of this Section 20.2 shall survive the expiration or sooner termination of this Lease for two (2) years thereafter (the “Survival Period”); provided, however, if Landlord commences an action against Tenant pursuant to this Section 20.2 prior to the expiration of the Survival Period, then the terms of this Section 20.2 shall survive until the earlier to occur of the date on which (i) Landlord and Tenant enter into a written settlement agreement with respect to the action or (ii) a court of competent jurisdiction renders a final, non-appealable judgment with respect to such action.

20.3 Interest on Past Due Obligations. Unless otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within ten (10) days after written notice from Landlord shall bear interest from the due date until paid at the Default Rate.

21. Access to Premises. Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises upon at least twenty-four (24) hours notice to inspect the Premises, to supply any service to be provided by Landlord to Tenant, to prospective purchasers, mortgagees, beneficiaries or (no earlier than twelve (12) months prior to the expiration of this Lease) tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building. Landlord’s right to enter the Premises shall include the right to grant reasonable access to the Premises to governmental or utility employees. Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises or any other portion of the Building where reasonably required by the character of the work to be performed in making repairs or improvements, provided that the entrance to the Premises shall not be blocked or access interfered with thereby, and that there is no unreasonable interference with the business of Tenant. In the event of an emergency, Landlord shall have the right to enter the Premises at any time on oral notice. Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement of Rent, or any other loss occasioned by Landlord’s exercise of any of its rights under this Section 21. Any entry to the Premises or portions thereof obtained by Landlord in accordance with this Section 21 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall perform any work pursuant to this Section 21 in a manner designed to cause as little interference with Tenant’s use of the Premises as is reasonably practical, provided, however, that Landlord and Tenant shall cooperate as to the timing and staging of any such work. To the extent reasonably practicable, any entry shall occur during normal business hours.

22. Notices. Except as otherwise expressly provided in this Lease, any payment required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery, registered or certified mail, return receipt requested, or by overnight courier service, addressed (a) to Tenant at Tenant’s Address, (b) to Landlord at Landlord’s Address, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 22. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.

23. No Waiver. Neither this Lease nor any term or provision of this Lease may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord or Tenant to insist upon the strict performance of any obligation of the other party under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys or to possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Base Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Base Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check or other payment of Base Rent or Additional Rent in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent or Additional Rent or to pursue any other legal remedy.

24. Estoppel Certificates. Either party, at any time and from time to time, within ten (10) business days after written request from the other, shall execute, acknowledge and deliver to the other party, addressed (at Landlord’s request) to the other party and any prospective purchaser, ground or underlying lessor or mortgagee or beneficiary of any part of the Premises, an estoppel certificate in form and substance reasonably designated by the other party. It is intended that any such certificate may be relied upon by the party receiving the same and any prospective purchaser, investor, ground or underlying lessor or mortgagee or beneficiary of all or any part of the Premises.

25. Rules and Regulations. Tenant shall faithfully observe and comply with and cause all of its employees and invitees to observe and comply with all reasonable non-discriminatory rules and regulations which may from time to time be put into effect by Landlord written notice of which is given to Tenant. In the event of any conflict between any such rule or regulation and this Lease, this Lease shall govern.

26. Tenant’s Taxes. In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Term, whether or not now customary or within the contemplation of the parties, (a) upon, measured by or reasonably attributable to Tenant’s improvements, equipment, furniture, fixtures and other personal property located in the Premises, (b) upon or measured by Base Rent or Additional Rent, or both, payable under this Lease, including without limitation any sales, gross receipts or excise tax levied upon or measured by Base Rent or Additional Rent by any governmental body having jurisdiction with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall reimburse Landlord within thirty (30) days of written demand for any and all such taxes paid or payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources). Notwithstanding anything to the contrary in this Section 26, Tenant shall have the right to contest any taxes payable by Tenant under this Section provided that Tenant, at its sole cost and expense, diligently undertakes and pursues any such contest in appropriate proceedings, indemnifies Landlord against and holds Landlord harmless from all loss or damages that Landlord shall suffer by reason of such contest, and does not permit any lien to be placed on the Building or any part thereof or interest therein.

27. Miscellaneous.

27.1 Annual Financial Statement. Within ten (10) days following the request of Landlord, at any time during the Term that Tenant is not a “publicly traded company” (i.e., ownership interests are listed on a public securities exchange) (but not more often than once per calendar year), then Tenant shall furnish to Landlord a financial statement, in form and substance satisfactory to Landlord, showing the complete results of such entity’s operations for the most recent fiscal year for which such financial statement is available, certified as true and correct by a certified public accountant (or the officer of Tenant with primary responsibility as to financial matters if Tenant’s financial statements are not audited or reviewed by a certified public accountant) and prepared in accordance with generally accepted accounting principles applied on a consistent basis from year to year.

27.2 References. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the word “including” or “include” when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, or “but not limited to,” or words of similar import) is used with reference thereto. All references to “mortgage” and “mortgagee” shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced and attached to this Lease are incorporated in this Lease by this reference. The captions preceding the Sections and Sections of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

27.3 Relocation. Intentionally deleted.

27.4 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including, without limitation, any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

27.5 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

27.6 Construction. This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located, without regard for such State’s choice of law requirements.

27.7 Integration. The terms of this Lease (including, without limitation, the Exhibits to this Lease) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party by reason of such party having drafted such language.

27.8 Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in this Lease, ordinary wear and tear, casualty damage and Landlord’s repair obligations as expressly provided hereunder excepted.

27.9 Quiet Enjoyment. Upon Tenant paying the Base Rent and Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by, through or under Landlord subject, however, to the provisions of this Lease and to any mortgages or deeds of trust or ground or underlying leases referred to in Section 11.

27.10 Holding Over. If Tenant shall hold over after the expiration of the Term, Tenant shall pay one hundred fifty percent (150%) of the Base Rent payable during the final full month of the Term (exclusive of abatements, if any), together, in either period, with an amount reasonably estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. Any holding over with Landlord’s written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord’s option. Any holding over without Landlord’s written consent shall entitle Landlord to reenter the Premises as provided in Section 18, and to enforce all other rights and remedies provided by law or this Lease.

27.11 Time of Essence. Time is of the essence of each and every provision of this Lease.

27.12 Broker’s Commissions. Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker’s commission, finder’s fee or other commission or fee relating to the leasing of the Premises, other than the Broker referenced herein. Landlord shall pay Broker pursuant to the terms of a separate agreement between Landlord and the Broker.

Each party shall indemnify, defend and hold harmless the other and the other’s constituent partners and their respective officers, directors, shareholders, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party.

27.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation hereof shall not work a merger, but, at Landlord’s sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

27.14 Survival. All of Tenant’s and Landlord’s covenants and obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord’s or Tenant’s rights and remedies at law or in equity available upon a breach by the other party of this Lease.

27.15 Amendments. No amendments or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant. No amendment to this Lease shall be binding on any mortgagee or beneficiary of Landlord (or purchaser at any foreclosure sale) unless such mortgagee or beneficiary shall have consented in writing to such amendment.

27.16 WAIVER OF JURY TRIAL. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.

27.17 DELIVERY FOR EXAMINATION. DELIVERY OF THE LEASE TO EITHER PARTY SHALL NOT BIND ANY PARTY IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD OR TENANT SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH PARTY.

27.18 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Ohio.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representatives to execute this Lease on their behalf as of the date first above written.

LANDLORD KTR OHIO LLC, a Delaware limited liability company

By:	KTR Property Trust I, a Maryland real estate investment trust
Its:	Sole Member

	By:	/s/ Stephan J. Butte

	Name:	Stephan J. Butte

	Its:	SVP

TENANT ZULILY, INC. a Delaware corporation

By:	/s/ Michael Potter

Name:	Michael Potter

Its:	COO

STATE OF PA

COUNTY OF MONTGOMERY

Before me, the undersigned, a Notary Public for Montgomery County, personally appeared Stephan J. Butte, the SVP of KTR Property Trust I, the sole member of KTR Ohio LLC, a Delaware limited liability company (“Landlord”), the landlord in the foregoing instrument who acknowledged the signing of the foregoing instrument to be his free act and deed on behalf of the sole member of Landlord for the uses and purpose set forth therein.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 1st day of December, 2011.

/s/ Aisha Nyazie
[SEAL]	Notary Public

Aisha Nyazie
Type or Print Name

STATE OF WASHINGTON

COUNTY OF KING

Before me, the undersigned, a Notary Public for King County, personally appeared Michael Potter, of Zulily, Inc. (the “Tenant”), the tenant in the foregoing instrument who acknowledged the signing of the foregoing instrument to be his free act and deed on behalf of the Tenant for the uses and purpose set forth therein.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 30 day of November, 2011.

/s/ Angelina Merola
Notary Public

[SEAL]	Angelina Merola
Type or Print Name

S-2

EXHIBIT A

SITE PLAN

EXHIBIT B

IMPROVEMENTS

1.	Office Space – Tenant has accepted the approximately 10,000 square feet currently in the Building in as-is condition, subject to the terms of Section 3.3 of the Lease. Any modifications not otherwise addressed herein requested by Tenant shall be deducted from the Tenant Improvement Allowance.

2.	Lighting – At Landlord’s sole cost and responsibility, Landlord shall provide for a minimum of 30’ foot-candles at 36” above the slab utilizing T-8 high output fluorescent fixtures, on 8 or greater foot whips, designed in an unobstructed building. The lighting system will have central controls near the main office area. Landlord, at its sole cost and responsibility, shall assure current systems (T-8 lighting with 8’ whips) are in good working order.

3.	Emergency Lighting – Landlord, at Landlord’s sole cost and responsibility, will install emergency lighting, utilizing the existing T-8 fixtures at the appropriate ratio, which shall comply with appropriate building and fire codes assuming Tenant will floor stack. Any modifications of storage methods or lighting as installed in #2 above resulting in modification of emergency lighting will be at Tenant’s sole cost.

4.	Loading Docks – loading dock doors:
4.1	A minimum of eighteen (18) dock-high doors with in-pit levelers and seals
4.2	Number the interior and exterior of the loading doors in sequential order
4.3	Ensure that all loading doors are operating properly
4.4	Ensure that all dock seals are in acceptable condition and/or replaced

5.	Building Electrical – 1200 amp 480 3-Phase Service

6.	Parking to accommodate up to 500 car parks

7.	Warehouse Floor – Wash the warehouse floor. The floor must also be level and free of obstructions (previous rack anchors), marks, or pits.

8.	Warehouse walls – Paint the interior warehouse walls white from floor to roof deck.

Items 1, 4, 5 and 6 have been accepted by Tenant in their “AS-IS,” “Where-Is” condition.

EXHIBIT C

FAIR MARKET RENT DETERMINATION

(a) If Tenant timely exercises the applicable Renewal Option, Landlord shall send to Tenant, within fifteen (15) days of Landlord’s receipt of Tenant’s exercise notice, a notice (the “Fair Market Value Rental Notice”) setting forth Landlord’s designation of the fair market value of Base Rent for the Premises for the first year of the applicable Renewal Period (the “Fair Market Value Rental”). For purposes hereof, “Fair Market Value Rental” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Fair Market Value Rental is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Columbus, Ohio area. The determination of Fair Market Value Rental shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. Landlord and Tenant shall promptly commence negotiations in an effort to reach a mutually acceptable determination of the Fair Market Value Rental. If, within thirty (30) days after the date of the Fair Market Rental Value Notice, Landlord and Tenant have not agreed upon in writing a mutually acceptable Fair Market Value Rental, then, by the close of business on the tenth (10th) business day following the end of such 30-day period each of Landlord and Tenant will submit to the other its final proposed Fair Market Value Rental. If either party fails to timely submit its final proposed Fair Market Value Rental to the other as required above, then the Fair Market Value Rental shall be deemed to be that submitted by the party who has so timely acted.

(b) Within ten (10) Business Days after the last of Landlord’s or Tenant’s proposed Fair Market Value Rental is submitted, each of Landlord and Tenant will appoint a person who is an appraiser and a member of the American Institute of Real Estate Appraisers, with not less than ten (10) years’ commercial/industrial experience in the Obetz, Ohio, area (each, an “Arbitrator”) and with experience in leasing similar properties. The two (2) Arbitrators so appointed shall appoint an impartial third Arbitrator, similarly qualified, who has no business relationship with either Landlord or Tenant, within ten (10) days after the appointment of the last appointed Arbitrator, and shall notify the parties of the identity of such third Arbitrator. If the two (2) Arbitrators are unable to agree upon a third Arbitrator, either Landlord or Tenant may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for appointment of a third similarly qualified Arbitrator. The three (3) Arbitrators are referred to in this Lease as the “Arbitration Panel.” Within fifteen (15) days after the appointment of the third Arbitrator, the Arbitration Panel shall (i) conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for questioning by the members of the Arbitration Panel and (ii) select either the Landlord’s proposed Fair Market Value Rental or the Tenant’s proposed Fair Market Value Rental as the Fair Market Value Rental, which designation will constitute the Fair Market Value Rental for purposes of determining Base Rent for the first year of the applicable Renewal Period. The determination of the Arbitration Panel shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Value Rental is closest to the actual Fair Market Value Rental, and the Arbitration Panel will have no right to propose a middle ground or to modify either of the two (2) proposals. The decision of a majority of the three (3) members of the Arbitration Panel shall be binding upon Landlord and Tenant. In the event of the failure, refusal or inability of an Arbitrator to act, a successor shall be appointed in the same manner as the original Arbitrator. Each party shall pay any cost of the Arbitrator selected by such party (and their own attorneys and consultants) and one half of the cost of the third Arbitrator so selected plus one half of any other costs incurred in resolving the disagreement regarding the Fair Market Value Rental.

(c) If Landlord and Tenant reach agreement regarding the Fair Market Value Rental, or if the Arbitration Panel determines the Fair Market Value Rental, then, within thirty (30) days, the parties shall execute an amendment to this Lease confirming the terms and conditions applicable to the applicable Renewal Period, including the newly extended expiration date and the Base Rent determined in accordance with this Exhibit C of the Lease.

C-2

SCHEDULE 1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED

BY AND WHEN RECORDED MAIL TO:

Manatt, Phelps & Phillips

One Embarcadero Center, 30th Floor

San Francisco, CA 94111

Attention: James F. Eastman, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTE: THE SUBORDINATION PROVIDED FOR IN THIS AGREEMENT

RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AN

INTEREST IN THE PROPERTY CREATED BY SOME OTHER INSTRUMENT

This Subordination, Non-disturbance and Attornment Agreement (this “Agreement”) is made as of                      , 200_, by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”),                                         , a                                          (“Landlord”), and                                         , a                                          (“Tenant”).

RECITALS:

A. Lender will make or has made a loan (the “Loan”) to Landlord secured or to be secured by that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Proceeds executed by Landlord, as trustor, in favor of a trustee for the benefit of Lender, as beneficiary (as amended from time to time, the “Deed of Trust”) encumbering the property commonly known as                                          (the “Property”), which Property is more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

B. Tenant has leased a portion of the Property (the “Premises”) pursuant to a Lease dated as of                                         ,                      (the “Lease”).

C. Lender requires the agreements, statements and assurances contained in this Agreement. Tenant understands that, in making the Loan, Lender will rely on the agreements, assurances and statements made in this Agreement.

NOW, THEREFORE, Lender, Tenant, and Landlord agree as follows:

1. Subordination. Tenant agrees that the Lease, and the rights of Tenant in, to and under the Lease and the Property, and any purchase options, rights of first refusal, rights of first offer, or similar purchase rights contained or referenced therein, are hereby subjected and subordinated, and shall remain in all respects and for all purposes subject and subordinate, to the lien of the Deed of Trust, and to any and all renewals, modifications and extensions of the Deed of Trust, and any and all other instruments held by Lender as security for the Loan.

2. Tenant Not To Be Disturbed. Lender agrees that it will not join Tenant as a party defendant in any action or proceeding foreclosing the Deed of Trust unless such joinder is necessary to foreclose the Deed of Trust, and then only for such purpose and not for the purpose of terminating the Lease. If Lender or any other party shall become the owner of the Premises by reason of foreclosure, whether judicial or non-judicial or other proceedings brought to enforce the Deed of Trust or by deed in lieu of foreclosure (collectively a “Succeeding Owner”), such Succeeding Owner agrees that so long as Tenant is not in default under the Lease or this Agreement (beyond the cure period (if any) granted to Tenant under the terms of the Lease), Tenant’s possession or occupancy of the Premises shall not be disturbed, diminished or interfered with by Lender during the remaining term of the Lease.

3. Tenant To Attorn To Lender. If a Succeeding Owner shall become the owner of the Premises by reason of foreclosure, whether judicial or non-judicial or other proceedings brought to enforce the Deed of Trust or by deed in lieu of foreclosure, the Lease shall, subject to the provisions set forth in clauses (a) through (e) below, continue in full force and effect, such Succeeding Owner shall perform (but shall not personally assume) the obligations of the original Landlord thereunder, and Tenant hereby agrees to attorn to the Succeeding Owner as Tenant’s lessor, provided, however, that in any and all events, the Succeeding Owner shall not be:

(a) Liable for any act or omission of any prior lessor (including Landlord) or subject to any offsets or defenses which Tenant might have against any such prior lessor;

(b) Liable or obligated to expand the Property, pay tenant improvement allowances, construct additional improvements or otherwise expend funds which are capital in nature, other than expenses for ordinary maintenance and repair;

(c) Liable to reconstruct the Premises or the Property to the extent insurance proceeds are not available therefor;

(d) Liable for any obligation to indemnify or reimburse Tenant, any leasehold mortgagee, or any other third party or any of their respective successors and assigns from and against any loss, liability, damage or cost relating to or arising from the presence of any toxic or hazardous materials on, under or about the Property; or

(e) Liable or bound by any purchase options, rights of first refusal, rights of first offer, or similar purchase rights with respect to all or any portion of the Property set forth in the Lease.

The agreements to attorn contained in this Paragraph are intended to be self-effectuating in favor of any Succeeding Owner. Nevertheless, upon written request Tenant shall provide such written evidence as may be reasonably required by any Succeeding Owner of the continuing effectiveness of Tenant’s obligations under this Agreement and the Lease as modified by this Agreement.

4. Rental Payments. Tenant agrees that upon written demand from Lender at any time prior to release of the Deed of Trust, it will pay rent under the Lease to Lender. Landlord hereby releases Tenant from all claims arising out of Tenant’s payment of rent as instructed by Lender in writing.

5. Lender’s Notice of Default and Options to Cure. Tenant agrees that, until release of the Deed of Trust, it shall not invoke any remedies under the Lease for breaches or defaults by the Landlord without having first given to Lender (i) written notice of such default and (ii) the greater of (a) 30 days after the period provided under the Lease for cure by the Landlord of such default or (b), if cure of such default requires possession of the property, 30 days after Lender has obtained possession within which to cure such default. Notwithstanding any provision contained in this Agreement to contrary, (x) Lender shall be under no obligation to cure any default under the Lease, and (y) Tenant’s obligation contained herein to forbear exercise of its rights and remedies under or with respect to the Lease shall not be defeased by Lender’s failure to cure, (A) any default of Landlord described in clauses 3(a) through (e), inclusive, or (B) any other default under the Lease that cannot reasonably be cured through the expenditure of money (i.e., the bankruptcy of Landlord).

6. Assignment of Lease. Tenant understands that Landlord’s interest in the Lease has been assigned to Lender in connection with the Loan and that no amendment modification or termination of the Lease shall be effective unless approved in writing by Lender. Except as provided herein, however, Lender shall assume no duty, liability or obligation to Tenant under the Lease.

7. Notices. Any notices under this Agreement shall be sent by certified mail to the addresses indicated below.

8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, administrators, representatives, successors, and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parities hereto as of the day and year first above written.

LENDER: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:
Its:

Address:

LANDLORD: _____________________, a

By:
Its:

Address:

TENANT: _____________________, a

By:
Its:

Address:

EXHIBIT A TO SNDA

[REAL PROPERTY DESCRIPTION]

State of _______________________)

                                                                         ) ss.

County of _____________________)

On ____________, 199__, before me, ________________________________, a notary public, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Notary Public

(seal)

State of _______________________)

                                                                         ) ss.

County of _____________________)

On ____________, 199__, before me, ________________________________, a notary public, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Notary Public

(seal)

State of _______________________)

                                                                         ) ss.

County of _____________________)

On ____________, 199__, before me, ________________________________, a notary public, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Notary Public

(seal)

SCHEDULE 2

CONSTRUCTION SCHEDULE

KTR Construction Schedule for Zulily

3051 Creekside Parkway, Obetz, OH 43137

Start Date	End Date	Square Feet	Tenant Improvement Details
December 1, 2011	December 15, 2011	100,000	Tenant shall have access to 120,000 SF Swing Space located at 5650 Green Point Drive North, Groveport, OH Tenant shall follow stacking plan approved by the Fire Marshal
December 5, 2011	December 5, 2011		Landlord will order T-8 lights and fixtures
December 15, 2011	January 1, 2012	300,000

Tenant shall have access to 300,000 SF

Landlord Tenant Improvements for the Initial 300,000 SF space:

–  Make any necessary repairs to emergency lighting to meet code.

–  Ensure that all doors, deck lights, in-pit levelers, seals/canopies, lighting is in good working order and make repairs as needed.

–  Wash and scrub warehouse floor leaving it free of obstructions, pits, tire marks, etc.

–  Paint warehouse walls white from floor to roof deck

January 5, 2012	February 16, 2012	737,471

Landlord shall finish Tenant Improvements in the entire building

–  Landlord to begin upgrade T-8 lighting in the warehouse space, improving the lighting with

    30 foot-candles @ 36” above slab utilizing high output T-8 florescent fixtures

–  Lighting installation shall begin by the office and work toward the end of the building, working bay by bay on a mutually agreed upon installation plan;

In addition, Landlord shall evaluate, repair and bring to good working condition the following items:

–  Warehouse roof repairs

–  Truck court, parking areas and additional truck court parking

–  HVAC units for the office space

–  Cambridge Engineered Air Rotation wall units

January 1, 2012	December 31, 2013		Tenant will design additional office space, select a contractor, gain Landlord approval, and construct new office space on the south end of the warehouse